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                                                                   EXHIBIT 10.11

                                              October __, 2000


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Dear _______:

         This letter will confirm your employment arrangements with RBX Industries, Inc. (the "Company"), which will be effective through [_______________], 2002.

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Base Salary:              [__________] annually, payable bi-weekly at the rate of [_______], subject to customary withholdings.

Bonus:                    Continued eligibility under the Company's Annual Incentive Plan for 2001 and 2002.

Retirement:               Continued eligibility under the Company's Pension Plan and 401(k) Savings Plan.

Vacation:                 Four weeks annually, subject to normal Company policy regarding exercise of vacation days.

Health/Life Insurance:    See attached Benefits outline.

STD/LTD:                  See attached Benefits outline.

Term:                     Employment is at will and may be terminated at any time by the Company.  If your employment is terminated by the Company prior to [_________], 2002 for any reason other than For Cause
                          (as defined below), you will receive your base salary, health insurance, life insurance and
                          STD/LTD benefits, and accrued and unused vacation pay through [________], 2002.  If your employment is terminated by the Company prior to [__________], 2002 For Cause, you will receive your base salary health insurance, life insurance and STD/LTD benefits and accrued and unused vacation pay through the date of your termination.  If prior to [________], 2002, a purchaser acquires all or substantially all of the Company's assets and you are offered comparable employment on comparable terms with the successor entity, your employment will not be deemed to have been terminated under this agreement.

Severance:                Eligibility under the Company's new standard severance program, subject to the approval and adoption by the Board of Directors of the Company.


For  Cause:               "For Cause" means termination of your employment by the Company upon a good faith determination by the President and Chief Executive Officer of the Company that any of the following has occurred:

                          (i)  you shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries; (ii) you shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; (iii) you shall have committed a breach of any confidentiality covenant contained in any agreement between you and the Company or any of its subsidiaries;
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                          (iv) you shall have willfully failed to perform your duties on a regular basis and such willful failure shall have continued for a period of ten days after written notice to you specifying such willful failure in reasonable detail; (v) you shall have committed acts of gross misconduct or acts constituting grounds for immediate dismissal pursuant to the Company's then-effective employee handbook; or (vi) you shall have engaged in the unlawful use or possession of illegal drugs on the Company's premises.

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We appreciate your continued efforts on behalf of the Company and look forward to working with you to meet the Company's Stretch-Plan Goals and Objectives.

                                           Sincerely,



                                           Eugene I. Davis
                                           President and Chief Executive Officer

Agreed this
[__] day of
[___________], 2001.


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[Name of Employee]